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                                                                   EXHIBIT 10.47

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                                  iBASIS, INC.

                               iBASIS GLOBAL, INC.

                       iBASIS SECURITIES CORPORATION, INC.

                               SECURITY AGREEMENT

                          Dated as of February 21, 2003

               U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

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                                TABLE OF CONTENTS

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1.  Reference to Exchange Agreement; Definitions; Certain Rules of Construction.............1
2.  Certain Exhibits........................................................................2
       2.1.  Agreements Relating to Financing Debt, Real Property, etc......................2
       2.2.  Organization and Business......................................................3
       2.3.  Quarterly Updates..............................................................3
3.  Security................................................................................4
       3.1.  Credit Security................................................................4
       3.2.  Additional Credit Security.....................................................7
       3.3.  Certain Covenants with Respect to Credit Security..............................7
       3.4.  Administration of Credit Security.............................................11
       3.5.  Right to Realize upon Credit Security.........................................12
       3.6.  Custody of Credit Security....................................................16
4.  Defeasance.............................................................................16
5.  Successors and Assigns.................................................................16
6.  Notices................................................................................16
7.  Reimbursement of Expenses..............................................................17
8.  Venue; Service of Process. Each of the Borrower, the Guarantor and the Agent:..........17
9.  WAIVER OF JURY TRIAL...................................................................18
10. General................................................................................18
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                                  iBASIS, INC.

                               iBASIS GLOBAL, INC.

                               SECURITY AGREEMENT

     This Agreement, dated as of February 21, 2003, is among iBasis, Inc., a Delaware corporation (the "COMPANY"), iBasis Global, Inc., a Delaware corporation, ("iBASIS GLOBAL", and collectively with the Company, the "BORROWER"), iBasis Securities Corporation, a Massachusetts Corporation (the "GUARANTOR") and U.S. Bank National Association, as Collateral Agent (the "AGENT") for the Holders under the Exchange Agreement (as defined below). The parties agree as follows:

1. REFERENCE TO EXCHANGE AGREEMENT; DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Reference is made to the Securities Exchange Agreement dated as of the date hereof, as from time to time in effect (the "EXCHANGE AGREEMENT"), among the Borrower, the Guarantor, JMG Triton Offshore Fund Limited CITCO and each of the other Exchanging Holders (as defined therein) and the Collateral Agent. Capitalized terms defined in the Exchange Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section
1. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section shall include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (g) references to a particular Person include such Persons successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

     "ACCOUNTS" is defined in Section 3.1.2.

     "AGREEMENT" means this Security Agreement as from time to time in effect.

     "FINANCING DEBT" means indebtedness (a) for borrowed money, (b) evidenced by notes, debentures or similar instruments, (c) associated with capitalized lease obligations and synthetic lease obligations, (d) associated with the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable on customary terms in the ordinary course of business), and any long-term contractual obligations for the payment of money, (e) associated with mandatory redemption, repurchase or dividend rights on capital stock (or other equity), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer, (f) associated with reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees, foreign currency hedge agreements and interest rate protection agreements (without duplication of other

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indebtedness supported or guaranteed thereby), and (g) any guarantees of any of the foregoing items.

     "INTELLECTUAL PROPERTY" is defined in Section 3.3.8.

     "OBLIGATIONS" means any and all present and future liabilities, obligations and Indebtedness of the Borrower and any of its Subsidiaries or any other Obligor owing to the Collateral Agent or any Holder (or any Affiliate of a Holder or Collateral Agent) under or in connection with the Exchange Agreement, any other Credit Document or any other agreement executed in connection with a Permitted Exchange, including, without limitation, obligations in respect of principal, interest, prepayment premium and all other reimbursement obligations under the Notes, all fees, charges, indemnities and expenses from time to time owing hereunder, under any other Credit Document and under any other agreement executed in connection with a Permitted Exchange (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

     "OBLIGORS" means the Borrower and the Guarantor.

     "PLEDGED INDEBTEDNESS" is defined in Section 3.1.6.

     "PLEDGED RIGHTS" is defined in Section 3.1.5.

     "PLEDGED SECURITIES" means the Pledged Stock, the Pledged Rights and the Pledged Indebtedness, collectively.

     "PLEDGED STOCK" is defined in Section 3.1.4.

     "UCC" means the Uniform Commercial Code as in effect in Massachusetts on the date hereof; PROVIDED, HOWEVER, that with respect to the perfection of the Agents Lien on the Credit Security and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-301 of the Uniform Commercial Code as in effect in Massachusetts.

2. CERTAIN EXHIBITS. In order to induce the Exchanging Holders to enter into the Credit Documents, including this Agreement, each of the Obligors jointly and severally represents and warrants as follows:

     2.1. AGREEMENTS RELATING TO FINANCING DEBT, REAL PROPERTY, ETC.
Exhibit 2.1, as from time to time hereafter supplemented in accordance with
Section 2.3, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter:

           2.1.1 The amounts (as of the dates indicated in Exhibit 2.1, as so supplemented) of all Financing Debt of the Company and its Subsidiaries and all agreements, Liens and guarantees which relate to such Financing Debt.

           2.1.2 All real property owned by the Company or any of its Subsidiaries or leased from an Affiliate of the Company.

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           2.1.3.  Material license agreements with respect to the products of the Company and its Subsidiaries, including the parties thereto and the expiration dates thereof.

           2.1.4. All trademarks, tradenames, service marks, service names and patents owned by the Company and its Subsidiaries that are registered with the federal Patent and Trademark Office (or with respect to which applications for such registration have been filed).

           2.1.5. All copyrights owned by the Company and its Subsidiaries that are registered with the federal Copyright Office.

           2.1.6. All internet domain names owned by the Company and its Subsidiaries and the related registry information.

           2.1.7. All commercial tort claims owned by the Company and its Subsidiaries and related information with respect to the status of the proceedings.

           2.1.8. All bank and deposit accounts owned by the Company and its Subsidiaries.

The Company has furnished to the Exchanging Holders correct and complete copies of any agreements described above in this Section 2.1 requested by the Exchanging Holders.

     2.2. ORGANIZATION AND BUSINESS.

           2.2.1. Exhibit 2.2, as from time to time hereafter supplemented in accordance with Section 2.3, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter, (i) the jurisdiction of organization, the organizational identification number issued by such jurisdiction and the federal taxpayer identification number of the Borrower, (ii) the address of the Borrowers principal executive office and chief place of business, (iii) each name, including any trade name, under which the Borrower conducts its business and (iv) the jurisdictions in which the Borrower owns real or tangible personal property and, in the case of real property, whether such real property is owned or leased by the Borrower.

           2.2.2. Exhibit 2.2, as from time to time hereafter supplemented in accordance with Section 2.3, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter, (i) the name, jurisdiction of organization, the organizational identification number issued by such jurisdiction and the federal taxpayer identification number of each Subsidiary of the Borrower, (ii) the address of the chief executive office and principal place of business of each such Subsidiary, (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary owns real or tangible personal property, and, in the case of real property, whether such real property is owned or leased by such Subsidiary and (v) the number of authorized and issued equity interests and ownership of each such Subsidiary.

     2.3. QUARTERLY UPDATES. The Borrower shall furnish to the Holders as soon as available, but in any event, within 45 days after the end of the fiscal quarter of the Borrower in which any

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material changes in the information set forth in such exhibits occurs, supplements to Exhibits 2.1 and 2.2 showing such changes in the information set forth in such exhibits not previously furnished to the Holders in writing, which supplements must be reasonably satisfactory to the Agent, as well as any changes in the Charter, Bylaws or incumbency of officers of the Obligors from those previously certified to the Agent.

3. SECURITY.

     3.1. CREDIT SECURITY. As security for the payment and performance of the Obligations, each Obligor party hereto mortgages, pledges and collaterally grants and assigns to the Agent for the benefit of the Holders, and creates a security interest in favor of the Agent for the benefit of the Holders in, all of such Obligor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 3.1.1 through 3.1.14 (subject, however, to Section 3.1.15), whether now owned or hereafter acquired, all of which shall be included in the term "CREDIT SECURITY":

           3.1.1. TANGIBLE PERSONAL PROPERTY. All goods, machinery, equipment, inventory and all other tangible personal property of any nature whatsoever, wherever located, including raw materials, work in process, finished parts and products, supplies, spare parts, replacement parts, merchandise for resale, computers, tapes, disks and computer equipment.

           3.1.2. RIGHTS TO PAYMENT OF MONEY. All rights to receive the payment of money, including accounts and receivables, health care insurance receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance), and rights to receive payments from any other source (all such rights, other than Financing Debt, being referred to herein as "ACCOUNTS").

           3.1.3. INTANGIBLES. All of the following (to the extent not included in Section 3.1.2): (a) contracts, franchises, licenses, permits, subscriptions and other agreements and all rights thereunder; (b) rights granted by others which permit such Obligor to sell or market items of personal property; (c) United States and foreign common law and statutory copyrights and rights in literary property and rights and licenses thereunder; (d) trade names, United States and foreign trademarks, service marks, internet domain names, registrations of any of the foregoing and related good will; (e) United States and foreign patents and patent applications; (f) computer software, designs, models, know-how, trade secrets, rights in proprietary information, formulas, customer lists, backlog, orders, subscriptions, royalties, catalogues, sales material, documents, good will, inventions and processes; (g) judgments, causes in action, commercial tort claims set forth from time to time on Exhibit 2.1 or any supplements thereto provided pursuant to Section 2.3 or otherwise and other claims, whether or not inchoate, and (h) all other general intangibles, payment intangibles and intangible property and all rights thereunder, including such items set forth from time to time on Exhibit 2.1 or any supplements thereto provided pursuant to Section 2.3 or otherwise.

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           3.1.4.  PLEDGED STOCK. (a) All shares of capital stock or other evidence of beneficial interest in any corporation, business trust or limited liability company, (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general or limited partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the "PLEDGED STOCK".

           3.1.5. PLEDGED RIGHTS. All rights to receive profits or surplus of, or other distributions (including income, return of capital and liquidating distributions) from, any partnership, joint venture or limited liability company, including any distributions by any such Person to partners, joint venturers or members. All such rights are collectively referred to as the "PLEDGED RIGHTS".

           3.1.6. PLEDGED INDEBTEDNESS. All Financing Debt from time to time owing to such Obligor from any Person (all such Financing Debt being referred to as the "PLEDGED INDEBTEDNESS").

           3.1.7. CHATTEL PAPER, INSTRUMENTS, ETC. All chattel paper (whether tangible or electronic), non-negotiable instruments, negotiable instruments, documents, securities and investment property.

           3.1.8. LEASES. All leases of personal property, whether such Obligor is the lessor or the lessee thereunder.

           3.1.9. DEPOSIT ACCOUNTS. All general or special deposit accounts, including any demand, time, savings, passbook or similar account maintained by such Obligor with any bank, trust company, savings and loan association, credit union or similar organization, and all money, cash and cash equivalents of such Obligor, whether or not deposited in any such deposit account.

           3.1.10. CREDIT SUPPORT. All collateral granted by third parties to, or held by, such Obligor, and all letter of credit rights (whether or not the letter of credit is evidenced in writing) and other supporting obligations of such Obligor.

           3.1.11. BOOKS AND RECORDS. All books and records, including books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, disks, tapes, electronic data processing media and software used in connection with maintaining such Obligor's books and records), all files, correspondence and all containers for the foregoing.

           3.1.12. INSURANCE. All insurance policies which insure against any loss or damage to any other Credit Security or which are otherwise owned by such Obligor.

           3.1.13. ALL OTHER PROPERTY. All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable.

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           3.1.14. PROCEEDS AND PRODUCTS. All proceeds, including insurance proceeds, and products of the items of Credit Security described or referred to in Sections 3.1.1 through 3.1.13 and, to the extent not included in the foregoing, all distributions with respect to the Pledged Securities.

           3.1.15. EXCLUDED PROPERTY. Notwithstanding Sections 3.1.1 through 3.1.14, the payment and performance of the Obligations shall not be secured by:

           (a) any contract, license, permit or franchise that validly prohibits the creation by such Obligor of a security interest in such contract, license, permit or franchise (or in any rights or property obtained by such Obligor under such contract, license, permit or franchise); PROVIDED, HOWEVER, that the provisions of this Section 3.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such contract, license, permit or franchise (or such rights or property) or to the monetary value of the good will and other general intangibles of the Obligors relating thereto;

           (b) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; PROVIDED, HOWEVER, that the provisions of this Section 3.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Obligors relating thereto;

           (c) any rights or property to the extent that such rights or property secure purchase money financing therefor permitted by the Exchange Agreement and the agreements providing such purchase money financing prohibit the creation of a further security interest therein; PROVIDED, HOWEVER, that the provisions of this Section 3.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Obligors relating thereto;

           (d) more than 66% of the outstanding voting stock or other voting equity in any Foreign Subsidiary to the extent that the pledge of voting stock or other voting equity above such amount would result in a repatriation of a material amount of foreign earnings under the Code (including the "deemed dividend" provisions of section 956 of the Code);

           (e) Margin Stock unless the applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System have been satisfied; or

           (f) the items described in Section 3.2 (but only in the event and to the extent the Agent has not specified that such items be included in the Credit Security pursuant thereto).

     In addition, in the event any Obligor disposes of assets to third parties in a transaction permitted by section 4.3 of the Exchange Agreement, such assets, but not the proceeds or products thereof, shall be released from the Lien of the Credit Security.

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     3.2. ADDITIONAL CREDIT SECURITY. As additional Credit Security, each
Obligor covenants that it will mortgage, pledge and collaterally grant and assign to the Agent for the benefit of the Holders, and will create a security interest in favor of the Agent for the benefit of the Holders in all of its right, title and interest in and to (but none of its obligations with respect to) such of the following present or future items as the Agent may from time to time specify by notice to such Obligor, whether now owned or hereafter acquired, and the proceeds and products thereof, except to the extent consisting of rights or property of the types referred to in Section 3.1.15(a) through (f), subject only to Liens permitted by Section 3.3.3, all of which shall thereupon be included in the term "CREDIT SECURITY":

           3.2.1.  MOTOR VEHICLES AND AIRCRAFT. All motor vehicles and aircraft.

     3.3. CERTAIN COVENANTS WITH RESPECT TO CREDIT SECURITY. Each Obligor covenants that:

           3.3.1. PLEDGED STOCK. All shares of capital stock, limited partnership interests, membership interests and similar securities included in the Pledged Stock shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. Subject to Section 3.3.13. each Obligor will deliver to the Agent (or an agent on its behalf) certificates representing any Pledged Stock held by such Obligor, accompanied by a stock transfer power executed in blank, all in form and manner reasonably satisfactory to the Agent. Pledged Stock that is not evidenced by a certificate held by such Obligor will be described in appropriate control statements and UCC financing statements provided to the Agent, all in form and substance reasonably satisfactory to the Agent. In the event the Pledged Stock includes uncertificated equity interests in a limited liability company, limited partnership, general partnership or other entity, except with the prior written consent of the Agent, which consent shall not be unreasonably withheld, the Obligors shall use reasonable efforts to take all action within their power to prevent such limited liability company, limited partnership, general partnership or other entity from (a) opting to have such uncertificated equity interests treated as "securities" for purposes of Article 8 of the UCC or (b) issuing certificates for such uncertificated equity interests. Upon the occurrence and during the continuance of an Event of Default, the Agent may transfer into its name or the name of its nominee any Pledged Stock. In the event the Pledged Stock includes any Margin Stock, the Obligors will furnish to the Holders Federal Reserve Form U-1 and take such other action as the Agent may reasonably request to ensure compliance with applicable laws.

           3.3.2. ACCOUNTS AND PLEDGED INDEBTEDNESS. Subject to Section 3.3.13. each Obligor will, immediately upon the receipt thereof, deliver to the Agent (or an agent on its behalf) any promissory note or similar instrument representing any Account or Pledged Indebtedness, after having endorsed such promissory note or instrument in blank.

           3.3.3. NO LIENS OR RESTRICTIONS ON TRANSFER OR CHANGE OF CONTROL. All Credit Security shall be free and clear of any Liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts,

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     except for Permitted Liens (as such term is defined in the Exchange
     Agreement) or by this Section 3.3.3. Without limiting the generality of the foregoing, each Obligor will in good faith attempt to exclude from agreements, instruments, deeds or leases to which it becomes a party after the date hereof provisions that would prevent such Obligor from creating a security interest in such agreement, instrument, deed or lease or any rights or property acquired thereunder as contemplated hereby. None of the Pledged Stock shall be subject to any option to purchase or similar rights of any Person. Except with the written consent of the Required Holders, which consent will not be unreasonably withheld, each Obligor will in good faith attempt to exclude from any agreement, instrument, deed or lease provisions that would restrict the change of control or ownership of the Borrower or any of its Subsidiaries, or the creation of a security interest in the ownership of the Borrower or any of its Subsidiaries.

           3.3.4. JURISDICTION OF ORGANIZATION. Each Obligor shall at all times maintain its jurisdiction of organization as set forth in Exhibit 2.2 as in effect on the date hereof or, so long as such Obligor shall have taken all steps reasonably necessary to perfect the Holders' security interest in the Credit Security with respect to such new jurisdiction, in such other jurisdiction as such Obligor may specify by notice delivered to the Agent not less than 10 Business Days prior to such change of jurisdiction of organization.

           3.3.5. LOCATION OF CREDIT SECURITY. Each Obligor shall at all times keep its records concerning the Accounts at its chief executive office and principal place of business, which office and place of business shall be as set forth in Exhibit 2.2 (as from time to time supplemented in accordance with Section 2.3) or, so long as such Obligor shall have taken all steps reasonably directed by the Agent to perfect the Holders' security interest in the Credit Security with respect to such new address, at such other address as such Obligor may specify by notice delivered to the Agent not less than 10 Business Days prior to such change of address. No Obligor shall at any time keep tangible personal property of the type referred to in Section 3.1.1 in any jurisdiction other than the jurisdictions specified in such Exhibit 2.2 (as so supplemented) or, so long as such Obligor shall have taken all steps reasonably directed by the Agent to perfect the Holders' security interest in the Credit Security with respect to such other jurisdiction, other jurisdictions as such Obligor may specify by notice delivered to the Agent not less than 10 Business Days prior to moving such tangible personal property into such other jurisdiction.

           3.3.6. TRADE NAMES. No Obligor will adopt or do business under any name other than its name or names designated in Exhibit 2.2 (as from time to time supplemented in accordance with Section 2.3) or any other name specified by notice delivered to the Agent not less than 10 Business Days prior to the conduct of business under such additional name. Since its inception, no Obligor has changed its name or adopted or conducted business under any trade name other than a name specified in such Exhibit 2.2 (as so supplemented).

           3.3.7. INSURANCE. Each insurance policy included in, or insuring against loss or damage to, the Credit Security, or insuring against liabilities of the Borrower and its

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     Subsidiaries, shall name the Agent as additional insured party or as loss payee, as the case may be. No such insurance policy shall be cancelable or subject to termination or reduction in amount or scope of coverage until after at least 30 days' prior written notice from the insurer to the Agent. At least 10 days prior to the expiration of any such insurance policy for any reason, each Obligor shall furnish the Agent with reasonably satisfactory evidence of a renewal or replacement policy and payment of the premiums therefor to the extent due. Each Obligor grants to the Agent full power and authority as its attorney-in-fact, effective upon notice to such Obligor after the occurrence and during the continuance of an Event of Default, to obtain, cancel, transfer, adjust and settle any such insurance policy and to endorse any drafts thereon. Any amounts that the Agent receives under any such policy (including return of unearned premiums) when no Event of Default has occurred and is continuing shall be delivered to the Obligors for the replacement, restoration and maintenance of the Credit Security in the case of property insurance or for reimbursing insured liabilities in the case of liability insurance. Any such amounts that the Agent receives after the occurrence and during the continuance of an Event of Default shall, at the Agent's option, be applied to payment of the Obligations or to the replacement, restoration and maintenance of the Credit Security in the case of property insurance or to the reimbursement of insured liabilities in the case of liability insurance. If any Obligor fails to provide insurance as required by this Agreement, the Agent may, at its option, purchase such insurance, and such Obligor will on demand pay to the Agent the amount of any payments made by the Agent or the Holders for such purpose, together with interest on the amounts so disbursed from five Business Days after the date demanded until payment in full thereof at the rate specified in section 3.2 of the Exchange Agreement.

           3.3.8. INTELLECTUAL PROPERTY. Exhibit 2.1 (as supplemented from time to time in accordance with Section 2.3) shall set forth the following items (collectively, the "INTELLECTUAL PROPERTY"):

           (a) all copyrights owned by the Obligors that are registered with the United States Copyright Office (or any office maintaining registration of copyrights in any foreign jurisdiction) and all applications for such registration;

           (b) all trademarks, tradenames, service marks, service names and patents owned by the Obligors that are registered with the United States Patent and Trademark Office (or any office maintaining registration of such items in any state of the United States of America or any foreign jurisdiction) and all applications for such registration; and

           (c) all internet domain names owned by the Obligors and the registry office on which such domain names are registered.

     The Obligors shall duly authorize, execute and deliver to the Agent separate memoranda of security interests with respect to the foregoing Intellectual Property for filing in the offices described above. Upon the registration of any additional Intellectual Property (or the filing of applications therefor) in the offices described above, the Obligors shall (at least quarterly, as contemplated by Section 2.3) notify the Agent and duly authorize,

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     execute and deliver to the Agent separate memoranda of security interests covering such additional Intellectual Property for filing in such offices. The Obligors hereby appoint and constitute the Agent as their attorney with full power and authority, in their place and stead, after the occurrence and during the continuance of an Event of Default, to register with the Patent and Trademark Office, the U.S. Copyright Office or any other applicable governmental authority the assignment by the Obligors to the Agent of the Intellectual Property.

           3.3.9. DEPOSIT ACCOUNTS. Each Obligor shall keep all its bank and deposit accounts only with the Agent, Holders or the financial institutions listed on Exhibit 2.1 (as from time to time supplemented in accordance with Section 2.3). Each Obligor shall use reasonable efforts to cause such financial institutions (other than the Holders and the Agent) to enter into account control agreements with the Agent in form and substance reasonably satisfactory to the Agent.

           3.3.10. MODIFICATIONS TO CREDIT SECURITY. Except with the prior written consent of the Agent, which consent will not be unreasonably withheld, no Obligor shall amend or modify, or waive any of its material rights under or with respect to, any material Accounts, general intangibles, Pledged Securities or leases if the effect of such amendment, modification or waiver would be to reduce the amount of any such items or to extend the time of payment thereof, to waive any default by any other party thereto, or to waive or impair any remedies of the Obligors or the Holders under or with respect to any such Accounts, general intangibles, Pledged Securities or leases, in each case other than consistent with past practice in the ordinary course of business and on an arm's-length basis. Each Obligor will promptly give the Agent written notice of any request by any Person for any material credit or adjustment with respect to any Account, general intangible, Pledged Securities or leases.

           3.3.11. DELIVERY OF DOCUMENTS. Upon the Agent's reasonable request, each Obligor shall deliver to the Agent, promptly upon such Obligor's receipt thereof, copies of any agreements, instruments, documents or invoices comprising or relating to the Credit Security. Pending such request, such Obligor shall keep such items at its chief executive office and principal place of business (as specified pursuant to Section 3.3.5).

           3.3.12. PERFECTION OF CREDIT SECURITY.

           (a) This Agreement creates and shall create in favor of the Agent, for the benefit of the Holders, a legal, valid and enforceable second priority security interest in the Credit Security described herein, subject only to Permitted Liens.

           (b) The Agent may at any time and from time to time execute and file UCC financing statements, continuation statements and amendments thereto that the Agent reasonably deems necessary to perfect or maintain its security interest granted herein, which UCC financing statements, continuation statements and amendments describe the Credit Security and contain any information required by the UCC or the applicable filing office with respect to any such UCC financing statement, continuation statement or amendment thereof.

           (c) The Obligors shall execute and deliver all such instruments, including UCC financing statements, collateral assignments of copyrights, trademarks and patents, mortgages or deeds of trust, notations on certificates of title and written confirmation of the grant of a security interest in commercial tort claims, and will take all such other action, all as may be necessary or desirable (including as the Agent may reasonably request from time to time as the Agent deems reasonably necessary or desirable) for perfecting or otherwise confirming to it the Credit Security or to carry out any other purpose of this Agreement or any other Credit Document.

           (d) In furtherance of the foregoing, the Obligors shall use reasonable efforts to obtain (i) a written acknowledgment, in form and substance reasonably satisfactory to the Agent, from any bailee having possession of any Credit Security that such bailee holds such Credit Security for the benefit of the Agent and (ii) control of any investment property, deposit accounts, letter of credit rights or electronic chattel paper, with any agreements establishing such control to be in form and substance reasonably satisfactory to the Agent.

           3.3.13. POSSESSION OF CREDIT SECURITY. The Agent shall not take possession of any Credit Security required to be delivered by the Obligors hereunder that has been delivered to the lenders under the Senior Loan Agreement unless and until the Senior Loan Agreement (as such term is defined in the Exchange Agreement) has terminated. Upon termination of the Senior Loan Agreement (as such term is defined in the Exchange Agreement), the Obligors shall cause the senior lenders to deliver to the Agent such Credit Security as is required to be delivered by this Agreement.

     3.4. ADMINISTRATION OF CREDIT SECURITY. The Credit Security shall be administered as follows, and if an Event of Default shall have occurred and be continuing, Section 3.5 shall also apply.

           3.4.1. USE OF CREDIT SECURITY. Until the Agent provides written notice to the contrary, each Obligor may use, commingle and dispose of any part of the Credit Security in the ordinary course of its business, all subject to section 4.3 of the Exchange Agreement.

           3.4.2. ACCOUNTS. To the extent specified by prior written notice from the Agent after the occurrence and during the continuance of an Event of Default, all sums collected or received and all property recovered or possessed by any Obligor in connection with any Credit Security shall be received and held by such Obligor in trust for and on the Holders' behalf, shall be segregated from the assets and funds of such Obligor, and shall be delivered to the Agent for the benefit of the Holders. Without limiting the foregoing, upon the Agent's request after the occurrence and during the continuance of an Event of Default, each Obligor shall institute depository collateral accounts, lock-box receipts and similar credit procedures providing for the direct receipt of payment on Accounts at a separate address, the segregation of such proceeds for direct payment to the Agent and appropriate notices to Account debtors. Upon the Agent's request after the occurrence and during the continuance of an Event of Default, each Obligor will cause its accounting books and records to be marked with such legends and segregated in such manner as the Agent may specify.

           3.4.3.  DISTRIBUTIONS ON PLEDGED SECURITIES.

           (a) Until an Event of Default shall occur and be continuing, the respective Obligors shall be entitled, to the extent permitted by the Credit Documents, to receive all distributions on or with respect to the Pledged Securities (other than distributions constituting additional Pledged Securities or liquidating distributions). All distributions constituting additional Pledged Securities or liquidating distributions will be retained by the Agent (or if received by any Obligor shall be held by such Person in trust and shall be immediately delivered by such Person to the Agent in the original form received, endorsed in blank) and held by the Agent as part of the Credit Security.

           (b) If an Event of Default shall have occurred and be continuing, all distributions on or with respect to the Pledged Securities shall be retained by the Agent (or if received by any Obligor shall be held by such Person in trust and shall be promptly delivered by it to the Agent in the original form received, endorsed in blank) and held by the Agent as part of the Credit Security or applied by the Agent to the payment of the Obligations in accordance with Section 3.5.6.

           3.4.4.  VOTING PLEDGED SECURITIES.

           (a) Until an Event of Default shall occur and be continuing and the Agent shall have delivered a notice contemplated by clause (b) below, the respective Obligors shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of any Credit Document, and the Agent will, if so requested, execute appropriate revocable proxies therefor.

           (b) If an Event of Default shall have occurred and be continuing, if and to the extent that the Agent shall so notify in writing the Obligor pledging the Pledged Securities in question, only the Agent shall be entitled to vote or consent or take any other action with respect to the Pledged Securities (and any Obligor will, if so requested, execute appropriate proxies therefor).

     3.5. RIGHT TO REALIZE UPON CREDIT SECURITY. Except to the extent prohibited by applicable law that cannot be waived, this Section 3.5 shall govern the Holders' and the Agent's rights to realize upon the Credit Security if any Event of Default shall have occurred and be continuing. The provisions of this Section
3.5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this Section 3.5 and any other Credit Document, this Section
3.5 shall govern.

           3.5.1. ASSEMBLY OF CREDIT SECURITY; RECEIVER. Each Obligor shall, upon the Agent's request, assemble the Credit Security and otherwise make it available to the

     Agent. The Agent may have a receiver appointed for all or any portion of the Obligors' assets or business which constitutes the Credit Security in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Credit Security in accordance with the terms of the Credit Documents, to continue the operations of the Obligors and to collect all revenues and profits therefrom to be applied to the payment of the Obligations, including the compensation and expenses of such receiver.

           3.5.2. GENERAL AUTHORITY. To the extent specified in written notice from the Agent to the Obligor in question, each Obligor grants the Agent full and exclusive power and authority, subject to the Agent's commercially reasonable judgment and the terms hereof and applicable law, to take any of the following actions (for the sole benefit of the Agent on behalf of the Holders, the reasonable expenses of which shall be at such Obligor's expense):

           (a) To ask for, demand, take, collect, sue for and receive all payments in respect of any Accounts, general intangibles, Pledged Securities or leases which such Obligor could otherwise ask for, demand, take, collect, sue for and receive for its own use.

           (b) To extend the time of payment of any Accounts, general intangibles, Pledged Securities or leases and to make any allowance or other adjustment with respect thereto.

           (c) To settle, compromise, prosecute or defend any action or proceeding with respect to any Accounts, general intangibles, Pledged Securities or leases and to enforce all rights and remedies thereunder which such Obligor could otherwise enforce.

           (d) To enforce the payment of any Accounts, general intangibles, Pledged Securities or leases, either in the name of such Obligor or in its own name, and to endorse the name of such Obligor on all checks, drafts, money orders and other instruments tendered to or received in payment of any Credit Security.

           (e) To notify the third party payor with respect to any Accounts, general intangibles, Pledged Securities or leases of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Agent; PROVIDED, HOWEVER, that whether or not the Agent shall have so notified such payor, such Obligor will at its expense render all reasonable assistance to the Agent in collecting such items and in enforcing claims thereon.

           (f) To use, operate, sell, transfer, assign or otherwise deal in or with any Credit Security or the proceeds thereof, as fully as such Obligor otherwise could do.

           3.5.3. MARSHALING, ETC. Neither the Agent nor the Holders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Obligor or any other guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Holders shall be required to marshal the Credit Security or any guarantee of the Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, each Obligor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or the Holders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Credit Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, each Obligor (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Agent or any Holder in the Credit Security, (b) waives its rights under all such laws, and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Agent or any Holder of any rights and remedies relating to the Credit Security or the Obligations any legal or contractual requirement with which the Agent or any Holder may have in good faith failed to comply. In addition, each Obligor waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which such Obligor would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

           3.5.4. SALES OF CREDIT SECURITY. All or any part of the Credit Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; PROVIDED, HOWEVER, that the Agent shall give the Obligor granting the security interest in such Credit Security 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Obligors and the Agent agrees to be reasonable; and PROVIDED, FURTHER, that any such sale shall otherwise be conducted in a commercially reasonable manner. At any sale or sales of Credit Security, any Holder or any of its respective officers acting on its behalf, or such Holder's assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Obligations owed to such Holder as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the respective Obligors, except for the proceeds of such sale or sales pursuant to Section 3.5.6. The Obligors acknowledge that any such sale will be made by the Agent on an "as is" basis with disclaimers of all warranties, whether express or implied (including warranties with respect to title, possession, quiet enjoyment and other similar warranties). The respective Obligors will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action, as the Agent shall reasonably request in connection with any such sale.

           3.5.5. SALE WITHOUT REGISTRATION. If, at any time when the Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Agent may sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Agent may reasonably deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event the Agent may, in its reasonable discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. Each Obligor agrees that such manner of disposition is commercially reasonable, that it will upon the Agent's request give any such purchaser access to such information regarding the issuer of the securities in question as the Agent may reasonably request and that the Agent and the Holders shall not incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). Each Obligor acknowledges that no adequate remedy at law exists for breach by it of this
     Section 3.5.5 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 3.5.5 may be specifically enforced.

           3.5.6. APPLICATION OF PROCEEDS. The proceeds of all sales and collections in respect of any Credit Security or other assets of any Obligor, all funds collected from the Obligors and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for in the Subordination Agreement (as defined in the Exchange Agreement) or herein, shall be applied as follows:

           (a) First, to the payment of the costs and expenses of such sales and collections, the reasonable fees and expenses of the Agent then outstanding and the reasonable fees and expenses of its special counsel;

           (b) Second, any surplus then remaining to the payment of the Obligations in such order and manner as the Agent may in its reasonable discretion determine; PROVIDED, HOWEVER, that any such payment shall be distributed to the Holders in accordance with the Exchange Agreement and the other Credit Documents; and

           (c) Third, any surplus then remaining shall be paid to the Obligors, subject, however, to any rights of the holder of any then existing Lien who has duly presented to the Agent an authenticated demand for proceeds before the Agent's distribution of the proceeds is completed.

     3.6. CUSTODY OF CREDIT SECURITY. Except as provided by applicable law that cannot be waived, the Agent will have no duty as to the custody and protection of the Credit Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of due care in the custody and physical preservation of any Credit Security in its possession. Absent gross negligence or willful misconduct, the Holders will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Agent acting in good faith.

           3.6.1. In entering into this Agreement, and in performing or observing any of the terms of this Agreement, and otherwise in respect of any matter arising under or in respect of this Agreement, the Agent shall enjoy and shall be protected by each of the rights, immunities, indemnities and other protections set forth in the Exchange Agreement; and any obligations, duties or liabilities to which the Agent may be or become subject under or in respect of this Agreement shall be subject to and limited by the terms of the Exchange Agreement (including, without limitation, the terms of Section 11 thereof). In no event shall the Agent have any liability hereunder that it would not have, nor shall the Agent be obligated to take any action hereunder that it would not be required to take, under the terms of the Exchange Agreement.

           3.6.2. The Agent is entering into this Agreement pursuant to the terms of the Exchange Agreement and the Agent has no responsibility for the terms of this Agreement or its sufficiency for any purpose.

4. DEFEASANCE. When all Obligations have been paid, performed and reasonably determined by the Holders to have been indefeasibly discharged in full, and if at the time no Holder continues to be committed to extend any credit to the Borrower under the Exchange Agreement or any other Credit Document, this Agreement shall terminate and, at the Borrower's written request, the Credit Security shall immediately revert to the Borrower and the right, title and interest of the Holders therein shall terminate. Thereupon, on the Borrower's demand and at its cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall immediately deliver to the Borrower any Credit Security then in its possession.

5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of the Holders and their successors and assigns and shall be binding upon the Borrower and its respective successors and assigns. The Borrower may not assign its rights or obligations under this Agreement without the written consent of the Agent.

6. NOTICES. Except as otherwise expressly provided herein, all notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Borrower or an other Obligor, at 20 Second Avenue, Burlington, MA 01803, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Borrower to the Holders, with a copy to Johan V. Brigham, Bingham McCutchen LLP, 1900 University Avenue, East Palo Alto, CA 94303-2223; and

     If to the Agent, to it at its address specified in or pursuant to section
13.2 of the Exchange Agreement.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including personal delivery, messenger service, facsimile, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 6.

7. REIMBURSEMENT OF EXPENSES. The Borrower shall promptly pay on demand all reasonable expenses of the Agent and the Holders (including reasonable attorney fees and expenses) in connection with the preparation of this Agreement, operations hereunder and enforcement and collection hereof, whether before or after bankruptcy or similar proceedings (and whether or not allowed as a claim therein).

8. VENUE; SERVICE OF PROCESS. Each of the Borrower, the Guarantor and the Agent:

           (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

           (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

           (c) Irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Obligor at its address for notices pursuant to Section 6, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Obligor in any other jurisdiction; and

           (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

9. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE HOLDERS OR THE COLLATERAL AGENT, THE BORROWER OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the parties hereto acknowledges that the foregoing waiver constitutes a material inducement upon which each of the parties has relied and will rely in entering into this Agreement and any other Credit Document. Any party hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of their rights to trial by jury.

10. GENERAL. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Exchanging Holder, notwithstanding any investigation made by the Agent on its behalf, and shall survive the execution and delivery to the Exchanging Holders and the Holders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts, except as may be required by the UCC of other jurisdictions with respect to matters involving the perfection of the Agent's Lien on the Credit Security located in such other jurisdictions. Each beneficial holder of the Obligations shall be entitled to the benefits of a Holder under this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

                                        iBASIS, INC.


                                        By         /s/ Ofer Gneezy
                                           -------------------------------------
                                           Title:  President & CEO


                                        iBASIS GLOBAL, INC.


                                        By         /s/ Richard Tennant
                                           -------------------------------------
                                           Title:  Treasurer & CFO


                                        iBASIS SECURITES CORPORATION


                                        By         /s/ Gordon VanderBrug
                                           -------------------------------------
                                           Title:  Executive Vice President


                                        U.S. BANK NATIONAL ASSOCIATION,
                                         as Collateral Agent


                                        By         /s/ John A. Brennan
                                           -------------------------------------
                                           Title:  Trust Officer